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                                [LETTERHEAD]







#17,909

September 16, 1996


Regis Corporation
7201 Metro Boulevard
Minneapolis, MN  55439

Gentlemen:

     We have acted as counsel to Regis Corporation, a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance of up to 4,920,590 shares of the Company's Common Stock, par value $.05 (the "Common Stock"). The Common Stock is being registered in connection with the merger of RGIS Merger Corp. (the "Merger Sub"), a wholly owned subsidiary of the Company, with and into Supercuts, Inc., ("Supercuts") (the "Merger") pursuant to an Agreement and Plan of Merger among the Company, Merger Sub, and Supercuts, dated as of July 14, 1996, as amended (the "Merger Agreement"). The Common Stock is described in the Proxy Statement/Prospectus included in the Registration Statement to which this opinion is an exhibit.

     We have examined an executed copy of the Registration Statement (including the exhibits thereto), the Articles of Incorporation of the Company filed with the Secretary of State of the State of Minnesota and such corporate records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

     Based upon the foregoing and subject to the qualifications and limitations stated herein, and assuming the effectiveness of the Registration Statement under the Act, we are of the opinion that:

          The shares of Common Stock issuable upon the Merger have been duly authorized and, upon issuance, delivery and exchange as described in the Merger Agreement, will be validly issued, fully paid and nonassessable.

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Letter to Regis Corporation
September 16, 1996
Page 2



     The opinions set forth herein relate solely to the laws of the State of Minnesota and the federal laws of the United States.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              PHILLIPS & GROSS, P.A.



                              By  /s/ Bert M. Gross
                                ---------------------------------
                                   Bert M. Gross